NOTICE OF MODIFICATION No. 1
Of
COOPERATIVE RESEARCH AND DEVELOPMENT AGREEMENT
Between

US Army Medical Material Agency (USAMMA)
A subordinate activity of the US Army Medical Research and Material Command (USAMRMC), in collaboration with the Combat Casualty Care Research Program (CCCRP)

And

US Army Medical Material Development Activity (USAMMDA)
(USAMMA and USAMMDA collectively as Laborartory)

And

NeuroHabilitation Corporation (Cooperator)
Yuri P. Danilov, Mitchell E. Tyler, Kurt A. Kaczmarek (Background Patent Owners)
Advanced NeuroRehabilitation, LLC (Executive License of Background Patent)

The United States Army Medical Material Agency, 693 Neiman St, Fort Detrick, Maryland 21702-5012, U.S.A.; United States Army Medical Material Development Activity, 1430 Veterans Drive, Fort Detrick, Maryland 21702-5012, U.S.A. and NeuroHabilitation Corporation 208 Palmer Alley, Newtown, PA 18940, entered into a Cooperative Research and Development Agreement ("Agreement") (U.S. Army Medical Research and Material Command Control Number W81XWH-13-0145) on 1 February 2013, for research and development on "Collaboration to advance the Portable NeuromodulationStimulator (PoNSTM) device through FDA approval for assisted physical therapy in the treatment of soldiers and others with balance and gait disorder."

The Parties agree that two of the tasks listed under Section III-B of the CRADA Statement of Work (SOW) were inadvertently included in the scope of this CRADA.

Now, the Parties desire to amend the Agreement as follows:

1.     Delete tasks 5 and 6 of Section III-B of the SOW.

2.     Replace the Pls of both USAMMA and USAMMDA to now read:

3.02 Principal Investigator. Any work required by the Laboratory under the SOW will be performed under the supervision of Scott Colmyer of USAMMA (scott.d.colmyer.civ@mail.mil, 301-619-6982) and Dr. Robert Miller of USAMMDA (Robert.e.miller325.civ@mail.mil, 301-619-0317)...

3.     Change the contact information for notices to be sent to Laboratory to now read:

13.05 Notices. All notices pertaining to or required...

If to Laboratory

Scott Colmyer
Medical Material Solutions
Program Management Office Medical Devices USAMMA
693 Neiman Street
Fort Detrick, MD 21702

4.     Advanced NeuroRehabilitation, LLC will share all data with USA MMA.

5.     NeuroHabilitation Corporation will provide all data supporting clinical claims for regulatory approval.

6.     Add to following tasks to the SOW under USAMMDA agrees to:

Provide regulatory support as agreed upon for unregulated Studies. The associated budgets and funding reimbursement will be reviewed and agreed upon between USAMMA and USAMMDA.

All other provisions of this Agreement, as previously amended, are unchanged.

IN WITNESS WHEREOF, the Parties have caused this modification to be executed by their duly autohrized representative as follows:

For the Cooperator:

/s/ Philippe Deschamps____                                   Date April 26, 2014
Philippe Deschamps
Chief Operating Officer
NeuroHabilitation Corporation

For Advanced NueroRehabilitation, LLC and as Background Patent Owners:

/s/ Yuri Danilov___________                                   Date: April 24, 2014
Yuri P. Danilov

/s/ Mitch E. Tyler__________                                   Date: April 24, 2014
Mitchell E. Tyler

/s/ Kurt Kaczmarek________                                   Date: April 24, 2014
Kurt A. Kaczmarek

For the US Government USAMMA:

/s/ Alejandro Lopez-Duke___                                   Date: April 29, 2014
Alejandro Lopez-Duke

Colonel, Medical Service Corps

Commander, U.S. Army Medical Material Agency

/s/ Stephen J. Dalal________                                   Date: April 22, 2014
Stephen J. Dalal
Colonel, Medical Service Corps
Commander, US Army Medical Material Development Activity